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                   [Letterhead of PricewaterhouseCoopers LLP]


May 25, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by United Auto Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 25, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

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